Exhibit 10.2




                            Mystic financial, inc

                               Retirement plan

                                     FOR

                           Non-employee directors




                      Effective as of November 8, 2000


                           Mystic Financial, Inc.
                 Retirement Plan for Non-Employee Directors

      Section 1. Purpose of the Plan. The purpose of the Mystic Financial, Inc.Retirement Plan for Non-Employee Directors (the "Plan") is to provide a retirement benefit to directors of Mystic Financial, Inc. (the "Company") who are not employees of the Company or any affiliate thereof ("Eligible Directors") in order to reward their contributions to the successful growth and development of the Company and to ensure that the Company will have their continued service in the conduct of its affairs, particulary, in the event of a solicited or unsolicited takeover or merger of the Company.

      Section 2.    Payment Upon Retirement, death or Disability.

      (a) No later than 30 days following the termination of an Eligible Director's service as a member of the Board of Directors of the Company due to his or her Retirement, death or Disability, the Company shall pay to the Eligible Director, or the Eligible Director's Beneficiary designated in accordance with Section 5 in the case of the Eligible Director's death, a lump sum cash payment equal to the Eligible Director's Annual Compensation.

      (b) The term "Retirement" means an Eligible Director's voluntary termination of service as a member of the Board of Directors of the Company following the attainment of age 75.

      (c) The term "Disability" means a condition of total mental or physical incapacity for further performance of duty with the Company that the Compensation Committee of the Board of Directors of the Company determines is likely to be permanent on the basis of competent medical evidence.

      (d) The term "Annual Compensation" means, on any date for any Eligible Director, the amount of compensation earned by such Eligible Director for service as a member of the Board of the Company during the twelve month period ending on such date, including retainer payments, fees paid solely on the basis of attendance at meetings of the Board or committees thereof, but excluding compensation in the form of stock options, appreciation rights or restricted property, or other special forms of remuneration.

      Section 3.    Payment Upon change of Control.

      (a) If an Eligible Director's service as a member of the Board of Directors of the Company terminates for reasons other than removal for "cause," as defined in the Company's by-laws or applicable law, as of or following a Change of Control or within one year prior to a Change of Control, the Eligible Director, or the Eligible Director's Beneficiary designated in accordance with Section 5 in the case of the Eligible Director's death, shall be entitled to a lump sum payment from the Company equal to the Eligible Director's Annual Compensation multiplied by 3. Such payment shall be paid no later than 30 days following the effective date of the Change of Control and shall be reduced by any payment the Eligible Director, or his or her Beneficiary, may have received under this Plan prior to the Change of Control.

      (b) A "Change of Control" means the occurrence of any of the following events:

            (i) the consummation of a reorganization, merger or consolidation of the Company with one or more other persons, other than a transaction following which:

                  (A) at least 51% of the equity ownership interests of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act")) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange
            Act) at least 51% of the outstanding equity ownership interests in the Company; and

                  (B) at least 51% of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange
            Act) at least 51% of the securities entitled to vote generally in the election of directors of the Company;

            (ii) the acquisition of all or substantially all of the assets of the Company or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the outstanding securities of the Company entitled to vote generally in the election of directors by any person or by any persons acting in concert;

            (iii)    a complete liquidation or dissolution of the Company;

            (iv) the occurrence of any event if, immediately following such event, at least 50% of the members of the Board of Directors of the Company do not belong to any of the following groups:

                  (A) individuals who were members of the Board of Directors of the Company on the effective date; or

                  (B) individuals who first became members of the Board of Directors of the Company after the effective date either:

                        (1) upon election to serve as a member of the Board of Directors of the Company by affirmative vote of three-quarters of the members of such board, or of a nominating committee thereof, in office at the time of such first election; or

                        (2) upon election by the shareholders of the Board of Directors of the Company to serve as a member of such board, but only if nominated for election by affirmative vote of three-quarters of the members of the Board of Directors of the Company, or of a nominating committee thereof, in office at the time of such first nomination;

       provided, however, that such individual's election or nomination did not result from an actual or threatened election contest (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) other than by or on behalf of the Board of Directors of the Company; or

            (v)    any event which would be described in Section
      3(b)(i),(ii),(iii) or (iv) if the Medford Co-operative Bank (the "Bank") were substituted for the term "Company" therein.

            In no event, however, shall a Change of Control be deemed to have occurred as a result of any acquisition of securities or assets of the Company, the Bank, or a subsidiary of either of them, by the Company, the Bank, or any subsidiary of either of them, or by any employee benefit plan maintained by any of them. For purposes of this
      Section 3, the term "person" shall have the meaning assigned to it under sections 13(d)(3) or 14(d)(2) of the Exchange Act.

      Section 4.    Plan Administration.

      (a) The Plan shall be administered by the members of the Compensation Committee of the Board of Directors (the "Committee"). Subject to the terms and conditions of the Plan and such limitations as may be imposed by the Board, the Committee shall be responsible for the overall management and administration of the Plan and shall have such authority as shall be necessary or appropriate in order to carry out its responsibilities, including, without limitation, the authority: (i) to interpret and construe the Plan, and to determine all questions that may arise under the Plan as to eligibility for, or the amount of, benefits payable hereunder; (ii) to adopt rules and regulations and to prescribe forms for the operation and administration of the Plan; and (iii) to take any other action not inconsistent with the provisions of the Plan that it may deem necessary or appropriate.

      (b) The Committee shall hold such meetings, and may make such administrative rules and regulations, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be decided to be actions of the Committee, all actions of the Committee shall be final and conclusive and shall be binding upon the Company and all other interested parties. Any person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by the Chairman of the Committee and one member of the Committee, by two members of the Committee or by a representative of the Committee authorized to sign the same in its behalf.

      Section 5. Designation of Beneficiary. An Eligible Director may designate a "Beneficiary" to receive the payment of the benefit payable in respect of the Eligible Director under the Plan in the event of death. Such designation (and any change or revocation of such designation) shall be made in writing in the form and manner prescribed by the Committee. In the event that the Beneficiary designated by an Eligible Director dies prior to the Eligible Director, or in the event that no Beneficiary has been designated, any benefit payable under this Plan shall be paid to the executor or administrator of the Eligible Director's estate or other fiduciary appointed or authorized by a court of competent jurisdiction to collect this asset. If no court proceeding to initiate the administration or settlement of the estate has been brought within one year after the death of the Eligible Director and if no such executor or administrator or other person is appointed within such time as the Committee, in its sole discretion, shall deem reasonable (but in no event earlier than one year after such death), any such undistributed benefit of such deceased person shall be paid to one or more of the spouse and descendants and blood relatives of such deceased person as the Committee may select.

      Section 6. Amendment and Termination. The Board of Directors of the Company shall have the right to amend the Plan, from time to time and at any time, in whole or in part, and to terminate the Plan.

      Section 7.    Miscellaneous Provisions.

      (a) The Compensation Committee shall provide a copy of this Plan to each Eligible Director.

      (b) Each Eligible Director, or Beneficiary thereof in the case of death, shall be solely responsible for the payment of any and all income or self-employment withholding taxes associated with the payment of benefits under this Plan.

      (c) The right to receive a benefit under the Plan shall not be subject in any manner to anticipation, alienation or assignment, nor shall such rights be liable for or subject to debts, contracts, liabilities or torts. The Plan is intended to be: (a) a contractual obligation of the Company to pay the benefits as and when due in accordance with its terms and
(b) an unfunded and nonqualified plan such that the benefits payable shall not be taxable to the recipients until such benefits are paid. The Plan is not intended to be subject to or comply with the requirements of the Employee Retirement Income Security Act of 1974.

      (d) The Company shall indemnify, hold harmless and defend each Eligible Director against the reasonable costs, including reasonable attorneys' fees, incurred by him or her, arising out of any action, suit or proceeding in which he or she may be involved, as a result of his or her efforts, in good faith, to defend or enforce the terms of the Plan.

      (e) A determination that any provision of the Plan is invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof. Failure to insist upon strict compliance with any of the terms, covenants or conditions of the Plan shall not be deemed a waiver of such term, covenant or condition. A waiver of any provision of the Plan must be made in writing, designated as a waiver, and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

      (f) Notwithstanding anything herein contained to the contrary, any benefits paid by the Company, whether pursuant to this Plan or otherwise, are subject to and conditioned upon their compliance with section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1828(k), and any regulations promulgated thereunder.

      (g) The Plan shall be construed, administered and enforced according to the laws of the Commonwealth of Massachusetts, without giving effect to the conflict of laws principles thereof, except to the extent that such laws are preempted by federal law.